EXHIBIT 21.1
                           TRIMBLE NAVIGATION LIMITED
                        LIST OF SUBSIDIARIES AS OF 3/5/04


Name of Subsidiary                                 Jurisdiction of Incorporation

Trimble Navigation Australia Pty Limited                       Australia

Spectra Precision Pty Ltd.                                     Australia

Trimble Austria Handels mbH                                    Austria

Trimble Belgium BVBA                                           Belgium

Trimble Brasil Limitada                                        Brazil

Jamestown Manufacturing Corporation                            California

Trimble Export Limited                                         California

Trimble Navigation International Limited                       California

Trimble Specialty Products, Inc.                               California

TR Navigation Corporation                                      California

Applanix Corporation                                           Canada

Trimble Canada Ltd.                                            Canada

Trimble Exchangeco Ltd.                                        Canada

Trimble Holdings Co.                                           Canada

Trimble Electronic Products (Shanghai) Co. Ltd.                China

Trimble Navigation Technology (Shanghai) Co. Ltd.              China

MENSI, Inc.                                                    Delaware

SPHM Inc.                                                      Delaware

Trimble Middle East WLL                                        Egypt

MENSI, S.A.                                                    France

Trimble France S.A.S.                                          France

Trimble GmbH                                                   Germany

Trimble Holdings GmbH                                          Germany

Trimble Kaiserslautern GmbH                                    Germany

Trimble terraSat GmbH                                          Germany

Trimble Jena GmbH                                              Germany

Trimble Italia SRL                                             Italy

Trimble Navigation Italia s.r.l                                Italy

MENSI, KK                                                      Japan

Trimble Japan K.K.                                             Japan

Spectra Precision de Mexico, SA de CV                          Mexico

Trimble Mexico S de RL                                         Mexico

Trimble Europe B.V.                                            Netherlands

Datacom Software Research Limited                              New Zealand

Trimble Navigation New Zealand Limited                         New Zealand

Tripod Data Systems                                            Oregon

Trimble Navigation Singapore PTE Limited                       Singapore

Trimble International Holdings S.L.                            Spain

Trimble Navigation Iberica S.L.                                Spain

Spectra Precision Scandinavia AB                               Sweden

Trimble AB                                                     Sweden

Applanix LLC                                                   Texas

TNL Flight Services, Inc                                       Texas

Trimble Navigation Europe Limited                              United Kingdom

Trimble U.K. Ltd.                                              United Kingdom

Trimble Mobile Solutions, Inc.                                 Virginia